UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. 1)

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Crossroads Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note

This Amendment No. 1 to Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 is filed to correct certain administrative errors contained in the original filing. The specific changes to the original filing are set forth on the “Supplement to Definitive Proxy Statement” contained herein which will be sent to each stockholder of record of Crossroads Systems, Inc. as of the close of business on February 18, 2005.

CROSSROADS SYSTEMS, INC.

Supplement to Definitive Proxy Statement dated March 7, 2005 to

Definitive Proxy Statement of Crossroads Systems, Inc. dated March 4, 2005

In Amendment No. 1 to Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 Crossroads Systems, Inc. corrected the following errors:

1. The title under the column “Current Position” in the table on page 3 has been revised to “Chairman of the Board.”

2. The following was added to the end of the first sentence of Mr. Riegel’s biographical information on page 3: “and as Chairman of the Board since October 2004.”

3. The fourth sentence of Mr. Eyestone’s biographical information on page 3 is revised to read as follows: “Mr. Eyestone also serves on the board of directors of two private companies.”

4. The paragraph titled “Executive Sessions” beginning on page 4 is revised to read as follows:

Executive Sessions

Non-management directors meet regularly in executive sessions without management or management directors present. “Non-management” directors are those who are not officers but include directors, if any, who are not “independent” by virtue of the existence of a material relationship with Crossroads. Executive sessions are led by Mr. Riegel, the Chairman of the Board. An executive session is held in conjunction with each regularly scheduled Board of Directors meeting and other sessions may be called by the Chairman of the Board in his own discretion or at the request of the other independent members of the Board of Directors. The Board of Directors has determined that each of Messrs. Eyestone, Riegel and Mansfield are independent as defined in Rule 4200(a)(15) of the Marketplace Rules of The NASDAQ Stock Market, Inc.

5. The sentence that was formerly the second to last sentence of the second paragraph of the section titled “Director Compensation and Indemnification Arrangements” on page 6 is revised to read as follows: “Under these programs, on the date of our 2004 Annual Meeting both Mr. Eyestone and Mr. Riegel received an option grant to purchase 20,000 shares of common stock at an exercise price of $2.60 per share.”

6. A new sentence that is now the second to last sentence of the second paragraph of the section titled “Director Compensation and Indemnification Arrangements” on page 6 is added and it reads as follows: “Upon his election to the Board of Directors, Mr. Mansfield received an option grant to purchase 40,000 shares of common stock at an exercise price of $1.69 per share.”

7. Addresses of certain stockholders were included on page 10.

Crossroads will mail without charge, upon written request, a copy of the Amendment No. 1 to Definitive Proxy Statement. Requests should be sent to: Crossroads Systems, Inc., 8300 N. MoPac Expressway, Austin, Texas 78759, Attn: Investor Relations. Amendment No. 1 to Definitive Proxy Statement is also available at http://www.crossroads.com and at http://www.sec.gov.

CROSSROADS SYSTEMS, INC.

8300 N. MoPac Expressway

Austin, Texas 78759

March 8, 2005

Dear Stockholder:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Crossroads Systems, Inc., which will be held at our corporate headquarters at 8300 N. MoPac Expressway, Austin, Texas 78759 on Thursday, April 7, 2005, at 9:00 a.m. Central Time.

Details of the business to be conducted at the Annual Meeting are given in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. You will also have the opportunity to hear what has happened in our business in the past year and to ask questions.

We hope that you can join us at the meeting. However, whether or not you plan to attend, please sign and return your Proxy in the enclosed envelope, or vote your shares by telephone or the internet as soon as possible so that your vote will be counted.

Sincerely,

Robert C. Sims

President and Chief Executive Officer

CROSSROADS SYSTEMS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 7, 2005

TO THE STOCKHOLDERS OF CROSSROADS SYSTEMS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Crossroads Systems, Inc., a Delaware corporation, will be held on Thursday, April 7, 2005, at 9:00 a.m. Central Time, at our corporate headquarters at 8300 N. MoPac Expressway, Austin, Texas 78759 for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.	To elect one Class I director to serve until our 2008 Annual Meeting of Stockholders, or until their successors are duly elected and qualified;

2.	To ratify the appointment of Helin, Donovan, Trubee & Wilkinson, LLP as our independent auditors for the fiscal year ending October 31, 2005; and

3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only stockholders of record at the close of business on February 18, 2005 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our executive offices.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the Proxy in the envelope enclosed for your convenience, or vote your shares by telephone or the internet as promptly as possible. Telephone and internet voting instructions can be found on the attached Proxy Card. Should you receive more than one Proxy because your shares are registered in different names and addresses, each Proxy should be signed and returned, or voted by telephone or the internet to assure that all your shares will be voted. You may revoke your Proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by Proxy, your Proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

Sincerely,

Jennifer Ray

Director of Finance, Secretary and Treasurer

Austin, Texas

March 8, 2005

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND VOTE YOUR SHARES BY TELEPHONE, BY THE INTERNET OR BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURNING IT IN THE ENCLOSED ENVELOPE.

CROSSROADS SYSTEMS, INC.

8300 N. MoPac Expressway

Austin, Texas 78759

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 7, 2005

General

The enclosed Proxy is solicited on behalf of the Board of Directors of Crossroads Systems, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Thursday, April 7, 2005. The Annual Meeting will be held at 9:00 a.m. Central Standard Time at our corporate headquarters at 8300 N. MoPac Expressway, Austin, Texas 78759. These proxy solicitation materials were mailed on or about March 4, 2005 to all stockholders entitled to vote at our Annual Meeting.

Voting

The specific proposals to be considered and acted upon at our Annual Meeting are summarized in the accompanying notice and are described in more detail in this Proxy Statement. On February 18, 2005, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, we had 25,906,649 outstanding shares of our common stock and no outstanding shares of our preferred stock. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on February 18, 2005. The presence, in person or by proxy, of the holders of a majority of our shares entitled to vote is necessary to constitute a quorum at this Annual Meeting. Stockholders may not cumulate votes in the election of directors. The vote of a plurality of the shares of our common stock present in person or represented by proxy at this meeting and entitled to vote on the election of directors is necessary for the election of a director. The nominees receiving the greatest number of votes at this meeting will be elected to our Board of Directors, even if they receive less than a majority of such shares.

All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (i.e., a proxy submitted by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter). Abstentions and broker non-votes will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for the purposes of determining whether a proposal has been approved.

Proxies

If the enclosed form of Proxy is properly signed and returned or if you properly follow the instructions for telephone or internet voting, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If you sign and return your Proxy without specifying how the shares represented thereby are to be voted, the Proxy will be voted FOR the election of the director proposed by our Board of Directors unless the authority to vote for the election of such director is withheld and, if no contrary instructions are given, the Proxy will be voted FOR the ratification of the selection of Helin, Donovan, Trubee & Wilkinson, LLP as our independent auditors. You may revoke or change your Proxy at any time before the Annual Meeting by filing with our corporate secretary at our principal executive offices at 8300 N. MoPac Expressway, Austin, Texas 78759, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

Stockholder Proposals for 2006 Annual Meeting of Stockholders

Requirements for Stockholder Proposals to be Considered for Inclusion in Proxy Materials. Stockholders of Crossroads may submit proposals on matters appropriate for stockholder action at meetings of our stockholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934. For such proposals to be included in our proxy materials relating to our 2006 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by Crossroads no later than November 4, 2005. Such proposals should be delivered to Crossroads Systems, Inc., Attn: Secretary, 8300 N. MoPac Expressway, Austin, Texas 78759.

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting. Our bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary of Crossroads not less than 120 days prior to the anniversary of the date on which Crossroads first mailed its proxy materials for its immediately preceding annual meeting of stockholders (as specified in Crossroads’ proxy materials for its immediately preceding annual meeting of stockholders). To be timely for the 2006 annual meeting, a stockholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of Crossroads by November 4, 2005. However, in the event that the annual meeting is either (i) advanced more than 30 days or delayed (other than as a result of adjournment) more than 60 days from such an anniversary date or (ii) no proxy statement was delivered to stockholders in connection with the immediately preceding annual meeting, to be timely, notice by the stockholder must be so received not later than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the close of business on the tenth day following the date on which public announcement of the date of the annual meeting is first made by Crossroads. In no event will the public announcement of an adjournment of an annual meeting of stockholders commence a new time period for the giving of a stockholder’s notice as provided above. A stockholder’s notice to the Secretary must set forth the information required by Crossroads’ bylaws with respect to each matter the stockholder proposes to bring before the annual meeting.

In addition, the proxy solicited by the Board of Directors for the 2006 Annual Meeting of Stockholders will confer discretionary authority to vote on (i) any proposal presented by a stockholder at that meeting for which Crossroads has not been provided with notice on or prior to November 4, 2005 and (ii) any proposal made in accordance with the bylaw provisions, if the 2006 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE: ELECTION OF DIRECTOR

General

Our Board of Directors is divided into three classes of directors, as nearly equal in size as practicable, and each of which will serve staggered three-year terms or until his or her successor has been duly elected and qualified. At this Annual Meeting, we will be electing one Class I director whose term will expire at our 2008 Annual Meeting. Our Board of Directors currently consists of four persons. The nominee listed below is a current director.

The nominee for election has agreed to serve if elected, and management has no reason to believe that the nominee will be unavailable to serve. In the event the nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by our present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominee named below.

Nominee for Class I Director whose Term Expires at the 2008 Annual Meeting of Stockholders

The following table sets forth the name, age and current position of each person who is a nominee for election as one of our directors:

Name	Age	Current Position	Proposed Class of Director
David L. Riegel	67	Chairman of the Board	Class I

Nominee for Class I Director

David L. Riegel, 67, has served as a member of our Board of Directors since November 1997 and as Chairman of the Board since October 2004. From September 2002 to January 2003, Mr. Riegel served as the President and Chief Executive Officer of Nanotechnologies, Inc. From November 1992 to September 1997, Mr. Riegel served as Chief Operating Officer of Exabyte Corporation. Mr. Riegel holds a B.S.E.E. from Purdue University.

Other Directors

Set forth below is information concerning our other directors whose term of office continues after this Annual Meeting.

Class II Director Whose Term Expires at the 2006 Annual Meeting of Stockholders.

Richard D. Eyestone, 59, has served as a member of our Board of Directors since May 1999. Mr. Eyestone has served as the President and Chief Executive Officer of SmartSwing, Inc., a private sporting goods development company, since February 2003. From 1993 to September 1996, Mr. Eyestone was employed at Bay Networks as Vice President of Sales and, from September 1996 to September 1998, as Senior Vice President of Market and Product Management. Mr. Eyestone also serves on the board of directors of two private companies. Mr. Eyestone holds a B.S. in education from Drake University and an M.B.A. from the University of Iowa.

Class I Directors Whose Terms Expire at the 2007 Annual Meeting of Stockholders.

Robert C. Sims, 37, is our President and Chief Executive Officer and has served as a member of our Board of Directors since November 2003. From May 2002 to September 2003, Mr. Sims served as our Chief Operating Officer. From April 2001 to May 2002, Mr. Sims served as our Vice President of Engineering and Operations. From July 2000 to April 2001, Mr. Sims served as our Vice President of Operations and Corporate Quality. From March 1999 to July 2000, Mr. Sims served as our Director of Operations. From January 1998 to March 1999, Mr. Sims

managed the advanced manufacturing and product test organizations at Kentek Corp. From 1990 to 1998, Mr. Sims served in various capacities at Exabyte, including manager of the manufacturing engineering and quality organizations for the high-end tape drive division. Mr. Sims holds a B.S.E.E. from Colorado State University.

William R. Mansfield, 60, has served as a member of our board of directors since July 2004. Since October 2000, Mr. Mansfield has served as an independent investor. From July 1999 to October 2000, Mr. Mansfield served as Chief Financial Officer of Amdahl Corporation, a computer manufacturing company and wholly-owned subsidiary of Fujitsu. Mr. Mansfield holds an A.B. in political science from Georgetown University and an MBA from Boston College.

Board Committees and Meetings

During the fiscal year ended October 31, 2004, our Board of Directors held nine meetings and acted by unanimous written consent one time. The Board of Directors has an Audit Committee and a Compensation Committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served during fiscal 2004.

Audit Committee. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities for:

•	the integrity of our financial statements;

•	our financial reporting process, systems of internal accounting and financial controls;

•	the independent auditors’ qualifications, compensation and independence; and

•	the adequacy of our internal accounting controls, the need for an internal audit function and the performance of the independent auditors.

The Board of Directors maintains a written charter for the Audit Committee, a copy of which is attached as Appendix A to this Proxy Statement. The members of the Audit Committee are Messrs. Mansfield, Riegel and Eyestone. Mr. Mansfield serves as the Chairman of the Audit Committee. The Audit Committee held four meetings during fiscal 2004. The Board of Directors has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200(a)(15) of the Marketplace Rules of The NASDAQ Stock Market, Inc. The Board has determined that Mr. Mansfield is qualified as an “audit committee financial expert” under Item 401(h) of Regulation S-K.

Compensation Committee. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding our compensation policies and all forms of compensation to be provided to our directors, executive officers and certain other employees. In addition, the Compensation Committee reviews bonus and stock compensation arrangements for all of our other employees. The Compensation Committee also administers our stock option and employee stock purchase plans. The members of the Compensation Committee are Messrs. Eyestone and Mansfield. Mr. Eyestone serves as Chairman of the Compensation Committee. The Compensation Committee held five meetings during fiscal 2004. The Board of Directors has determined that all members of the Compensation Committee are “independent” as that term is defined in Rule 4200(a)(15) of the Marketplace Rules of The NASDAQ Stock Market, Inc.

Executive Sessions

Non-management directors meet regularly in executive sessions without management or management directors present. “Non-management” directors are those who are not officers but include directors, if any, who are not “independent” by virtue of the existence of a material relationship with Crossroads. Executive sessions are led by Mr. Riegel, the Chairman of the Board. An executive session is held in conjunction with each regularly scheduled Board of Directors meeting and other sessions may be called by the Chairman of the Board in his own discretion or at the request of the other independent member of the Board of Directors.

The Board of Directors has determined that each of Messrs. Eyestone, Riegel and Mansfield are independent as defined in Rule 4200(a)(15) of the Marketplace Rules of The NASDAQ Stock Market, Inc.

Director Nomination

Due to the relatively small size of our company and the resulting efficiency of a Board of Directors that also is limited in size, the Board of Directors has determined that it is not necessary or appropriate at this time to establish a separate Nominating Committee. Potential candidates are discussed by the entire Board of Directors, and director nominees are selected by a majority of the independent directors meeting in executive session. The nominee recommended for election to the Board of Directors at the Annual Meeting is a current director standing for re-election.

The Board of Directors believes that it is appropriate that the majority of the Board of Directors be comprised of independent directors as set forth in the Marketplace Rules 4200 and 4350 of The NASDAQ Stock Market, Inc. and it is desirable to have at least one “financial expert” on the Board of Directors as set forth in Section 401(h) of Regulation S-K under the federal securities laws. When considering potential director candidates, the Board also considers the candidate’s character, judgment, diversity, age, skills, including financial literacy, and experience in the context of the needs of Crossroads and the Board of Directors. To date, we have not paid any fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees.

Our bylaws include a procedure whereby our stockholders can nominate persons for election to the Board of Directors. The Board of Directors will consider director candidates recommended by our stockholders in a similar manner as those recommended by members of management or other directors, provided the stockholder submitting such nomination has complied with the procedures set forth in our bylaws. To date, we have not received any recommended nominees from any non-management stockholder or group of stockholders that beneficially owns five percent of our voting stock.

Stockholder Communications with the Board of Directors

The Board of Directors maintains a process for stockholders to communicate with the Board of Directors or with individual directors. Stockholders who wish to communicate with the Board of Directors or with individual directors should direct written correspondence to our corporate secretary at our principal executive offices located at 8300 North MoPac Expressway, Austin, Texas 78759. Any such communication must contain (i) a representation that the stockholder is a holder of record of stock of the corporation, (ii) the name and address, as they appear on the corporation’s books, of the stockholder sending such communication and (iii) the class and number of shares of the corporation that are beneficially owned by such stockholder. The corporate secretary will forward such communications to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the corporate secretary has the authority to discard the communication or to take appropriate legal action regarding such communication.

Code of Ethics

We have adopted Standards of Professional Practice and Ethical Conduct that applies to all officers, including our chief executive officer and chief financial officer, directors, employees and consultants and a Code of Ethics for Senior Financial Officers that applies to our chief executive officer, chief financial officer, director of finance, corporate controllers and other employees of the finance organization. The Standards of Professional Practice and Ethical Conduct and Code of Ethics for Senior Financial Officers are both intended to comply with Item 406 of Regulation S-K of the Securities Exchange Act of 1934 and with applicable rules of The NASDAQ Stock Market, Inc. Both codes are posted on our website under the “Corporate Governance” page. Our website address is http://www.crossroads.com.

Director Compensation and Indemnification Arrangements

Non-employee members of our Board of Directors currently receive an annual retainer of $30,000, paid in equal monthly installments, from us for their service as non-employee directors. Additionally, our directors receive reimbursement for reasonable expenses incurred in connection with their attendance at Board of Directors and committee meetings. The Board of Directors approved the annual cash compensation to directors, due to the increasing burdens and time commitment placed on non-employee members of the Board of Directors, as well as the need to continue to retain and attract qualified candidates for service on our Board of Directors. The amount of the cash compensation to be paid was determined based on a review of comparable companies. The Compensation Committee of our Board of Directors will review our director compensation programs annually.

Non-employee directors also receive option grants at periodic intervals under the automatic option grant program of our 1999 Stock Incentive Plan. In addition, in 2003 the Compensation Committee recommended and the Board of Directors adopted as company policy that directors receive additional option grants at periodic intervals under the discretionary option grant program of the 1999 Stock Incentive Plan, although such policy is subject to revision at the discretion of the Board of Directors. Under the automatic option grant program, each individual who first becomes a non-employee board member receives an option grant to purchase 15,000 shares of common stock on the date such individual joins the board. In addition, the Board of Directors has adopted as company policy that at the time a new individual first become a non-employee board member such director will be granted an additional option under our discretionary option grant program to purchase 25,000 shares of common stock, for a total grant of 40,000 options at such time as a non-employee director joins our Board of Directors. In addition, on the date of each annual stockholders meeting, each non-employee board member who continues to serve as a non-employee board member is automatically granted an option to purchase 5,000 shares of common stock, provided such individual has served on the board for at least six months. In addition, the Board of Directors has adopted as company policy that each non-employee board member who continues to serve as a non-employee board member on the date of our Annual Meeting will be granted an additional option under our discretionary option grant program to purchase 15,000 shares of common stock, for a total grant of 20,000 options on the date of each annual stockholders meeting. Under these programs, on the date of our 2004 Annual Meeting both Mr. Eyestone and Mr. Riegel received an option grant to purchase 20,000 shares of common stock at an exercise price of $2.60 per share. Upon his election to the Board of Directors, Mr. Mansfield received an option grant to purchase 40,000 shares of common stock at an exercise price of $1.69 per share. At the 2005 Annual Meeting, each of Messrs. Eyestone, and Mansfield and, assuming his re-election, Mr. Riegel, will receive an option grant to purchase 20,000 shares of common stock at an exercise price equal to the closing sale price of our common stock on The NASDAQ Stock Market on such date.

Our certificate of incorporation limits the liability of our directors to us or our stockholders for breaches by them of their fiduciary duties to the fullest extent permitted by Delaware law. In addition, our certificate of incorporation and bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Delaware law. We also maintain directors’ and officers’ liability insurance and enter into indemnification agreements with all of our directors and executive officers.

Attendance at Annual Meetings

We encourage, but do not require, the members of our Board of Directors to attend our Annual Meetings. Each of our four current directors who were our directors at the time of our 2004 Annual Meeting of Stockholders attended the Annual Meeting held on March 4, 2004.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the election of each of the nominee listed above.

PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS

Our Audit Committee appointed the firm of Helin, Donovan, Trubee & Wilkinson, LLP as our independent auditors for the fiscal year ending October 31, 2005. The Audit Committee is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Helin, Donovan, Trubee & Wilkinson, LLP. KPMG LLP had audited our financial statements for the fiscal years ended October 31, 2003 and 2004. PricewaterhouseCoopers LLP served in that capacity for the fiscal year ending October 31, 2002.

Stockholder ratification of the appointment of Helin, Donovan, Trubee & Wilkinson, LLP as our independent auditors is not required by our bylaws or other applicable legal requirement. However, the appointment of Helin, Donovan, Trubee & Wilkinson, LLP is being submitted to the stockholders for ratification. If the stockholders fail to ratify the appointment, our Audit Committee will reconsider its selection of Helin, Donovan, Trubee & Wilkinson, LLP, but will not be required to select another auditor. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if it believes that such a change would be in the best interests of Crossroads and our stockholders.

Audit Matters

The following is a summary of the fees billed to Crossroads for professional services rendered for the fiscal years ended October 31, 2004 and October 31, 2003:

Fee Category	Fiscal 2004 Fees	Fiscal 2003 Fees*
Audit Fees	$115,000	$130,719
Audit-Related Fees	9,000	9,211
Tax Fees	45,500	36,500
All Other Fees	0	13,729
Total Fees	$171,500	$190,159

*	Includes combined fees of KPMG LLP and PricewaterhouseCoopers for Fiscal 2003.

The aggregate fees included in the Audit Fees category are fees billed for the fiscal years for the audit of Crossroads’ annual financial statements and review of financial statements and statutory and regulatory filings or engagements. The aggregate fees for each of the other categories are fees billed in the fiscal years.

Audit Fees. Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements included in our Annual Report on Form 10-K and for the review of the financial statements included in our Quarterly Reports on Form 10-Q. Audit fees in fiscal 2004 consisted of fees billed to us by KPMG LLP. Audit fees in fiscal 2003 consisted of $100,000 in fees billed to us by KPMG LLP and $30,719 in fees billed to us by PricewaterhouseCoopers LLP, our independent auditors for the first quarter of fiscal 2003, for the review of the financial statements included in our Quarterly Report on Form 10-Q for the period ended January 31, 2003.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit and review of our consolidated financials statements that are not already reported under “Audit Fees.” These services include our annual 401(k) plan audit. The Audit-Related Fees billed in fiscal 2003 represent amounts billed by PricewaterhouseCoopers LLP for the review of work papers and a Current Report on Form 8-K related to our change in independent auditors.

Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services included the preparation of our tax returns and work performed which was related to our change in independent auditors. Tax compliance fees were $27,000 and $27,000 in fiscal 2004 and 2003, respectively. All other tax fees were $18,500 and $9,500 in fiscal 2004 and 2003, respectively. Aggregate fees billed to us by KPMG LLP and PricewaterhouseCoopers LLP for professional services rendered for tax compliance, tax advice and tax planning totaled approximately $29,000 and $7,500, respectively, for fiscal 2003.

All Other Fees. Consists of fees billed in connection with work performed by PricewaterhouseCoopers LLP for the preparation of a Registration Statement on Form S-8 and work related to our stock option exchange program.

Representatives of Helin, Donovan, Trubee & Wilkinson, LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions.

Pre-Approval Policies

All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of KPMG LLP’s independence in the conduct of its auditing functions.

All services to be rendered by Helin, Donovan, Trubee & Wilkinson, LLP in fiscal 2005 are permissible under applicable laws and regulations, and were or have been pre-approved by the Audit Committee. Each member of the Audit Committee has the authority to approve any additional audit services and permissible non-audit services provided such member informs the Audit Committee of such approval at its next regularly scheduled meeting.

Recommendation of the Board of Directors

Upon the recommendation of our Audit Committee, our Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Helin, Donovan, Trubee & Wilkinson, LLP to serve as our independent auditors for the fiscal year ending October 31, 2005.

OTHER MATTERS

We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of December 31, 2004, by:

•	each person known by us to be a beneficial owners of five percent or more of our common stock;

•	each current director (our director nominee is a current director);

•	each executive officer named in the summary compensation table of the Executive Compensation and Other Information section of this Proxy Statement; and

•	all current directors and executive officers as a group.

Our common stock is the only class of voting securities outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. The number of shares of common stock used to calculate the percentage ownership of each listed person also includes shares underlying options or warrants held by such person that are exercisable within 60 days of December 31, 2004. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

Beneficial Owner (1)	Shares Beneficially Owned	Percentage of Outstanding Shares Beneficially Owned (2)
Executive Officers and Directors:
Robert C. Sims (3)	415,410	1.6%
Brian Bianchi (4)	182,685	*
Richard D. Eyestone (5)	111,400	*
William R. Mansfield (6)	40,000	*
David L. Riegel (7)	97,400	*
Andrea Wenholz	59,173	*
Robert Griswold	—	—
All current directors and executive officers as a group (6 persons) (8)	846,895	3.2%
Other 5% Stockholders:
Brian R. Smith (9)	2,588,500	9.8%
Lloyd I. Miller, III (10)	1,375,011	5.3%
Diker GP, LLC (11)	2,168,796	8.4%
Diker Management, LLC (12)	2,322,578	9.0%

*	Less than one percent of the outstanding common stock
(1)	Unless otherwise indicated, the address for all officers and directors is 8300 N. MoPac Expressway, Austin, Texas 78759.
(2)	Percentage of ownership is based on 25,906,649 shares of common stock outstanding on February 18, 2005. Shares of common stock subject to stock options which are currently exercisable or will become exercisable within 60 days after December 31, 2004 are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.
(3)	Includes 321,186 shares of common stock issuable upon the exercise of stock options.
(4)	Includes 125,624 shares of common stock issuable upon the exercise of stock options.
(5)	Includes 30,000 shares issuable upon the exercise of stock options. Of the shares indicated as owned by Mr. Eyestone, 1,400 shares are held by the Echo Family Limited Partnership, of which Mr. Eyestone is the general partner.
(6)	All shares of common stock listed as owned by Mr. Mansfield are issuable upon exercise of stock options.

(7)	Includes 43,750 shares of common stock issuable upon exercise of stock options.
(8)	Reflected pursuant to a Form 4 filed on June 17, 2004.
(9)	Reflected pursuant to Schedule 13G/A filed on February 14, 2005. Includes 625,000 shares issuable upon the exercise of stock options and includes 163,000 shares held in trust for the benefit of Mr. Smith’s minor children as to which Mr. Smith disclaims beneficial ownership. Mr. Smith’s mailing address is 5000 Plaza on the Lake, Suite 275, Austin, TX 78746.
(10)	Reflected pursuant to Schedule 13G/A filed on February 11, 2005. Includes 991,011 shares of common stock held by certain trusts as to which Mr. Miller serves as an investment advisor to the trustees of such trusts. Mr. Miller’s mailing address is 4450 Gordon Drive, Naples, FL 34012.
(11)	Reflected pursuant to Schedule 13G filed on February 14, 2005. Diker GP, LLC is the general partner to the following Delaware limited partnerships: the Diker Value-Tech Fund, LP, the Diker Value-Tech QP Fund, LP, the Diker Micro & Small Cap Fund, LP and the Diker M&S Cap Master Fund, Ltd. (collectively, the “Diker Funds”). Diker’s mailing address is 745 Fifth Avenue, Suite 1409, New York, NY 10151.
(12)	Reflected pursuant to Schedule 13G filed on February 14, 2005. Diker Management, LLC is the investment manager of each of the Diker Funds. Diker’s mailing address is 745 Fifth Avenue, Suite 1409, New York, NY 10151.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

The members of our Board of Directors, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, which require them to file reports with respect to their ownership of our common stock and their transactions in such common stock. Based upon (i) the copies of Section 16(a) reports we received from such persons for their fiscal 2004 transactions in our common stock and their common stock holdings, and (ii) the written representations received from one or more of such persons that no other reports were required to be filed by them for fiscal 2004, we believe that all reporting requirements under Section 16(a) for fiscal 2004 were met in a timely manner by our directors, executive officers and greater than ten percent beneficial owners, with the following exceptions: a Form 4 filed by Robert C. Sims reporting the grant of a stock option and a Form 3 filed by Richard Sorenson, both of which have since been filed.

Equity Compensation Plan Information

The following table provides information as of October 31, 2004 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

	A		B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options		Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders (1)	5,150,933	(2)	$2.72	3,566,075	(3)

Equity Compensation Plans Not Approved by Stockholders	—		—	—

Total	5,190,933	(2)	$2.72	3,566,075	(3)

(1)	Consists of the 1996 Stock Option/Stock Issuance Plan, 1999 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan.
(2)	Excludes purchase rights accruing under the 1999 Employee Stock Purchase Plan which has a stockholder approved reserve of 1,450,000 shares. As of February 18, 2005, 746,269 shares remained available for issuance under the 1999 Employee Stock Purchase Plan. Under the 1999 Employee Stock Purchase Plan as it is currently in effect, each eligible employee may purchase shares of Common Stock at semi-annual intervals on the last business day of May and November each year at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of Common Stock on the entry date of semi-annual purchase period or (ii) the closing selling price per share on the semi-annual purchase date. Also excludes stock bonus awards issued to our employees pursuant to our 1999 Stock Incentive Plan.
(3)	Consists of shares available for future issuance under the 1999 Employee Stock Purchase Plan and the 1999 Stock Incentive Plan. As of October 31, 2004, an aggregate of 666,646 shares of Common Stock were available for issuance under the 1999 Employee Stock Purchase Plan and 2,899,429 shares of Common Stock were available for issuance under the 1999 Stock Incentive Plan.

CERTAIN TRANSACTIONS

Stock options granted to directors and executive officers. For more information regarding the granting of stock options to executive officers and directors, please see “Director Compensation and Indemnification Arrangements” above and “Option/SAR Grants in Last Fiscal Year” below.

Indemnification, insurance and limitation of liability. Our bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with all of our directors and executive officers and have purchased directors’ and officers’ liability insurance. In addition, our certificate of incorporation and bylaws limit the personal liability of the members of our Board of Directors for breaches by the directors of their fiduciary duties.

Employment agreements. We are parties to an Employment Agreement with Robert C. Sims, our President and Chief Executive Officer, which provides for the general terms of his employment, including salary and benefits, but which also provides that Mr. Sims is employed on at “at will” basis and may be terminated at any time, with or without cause.

Severance benefit plans. We are parties to Severance Benefit Plans with Robert C. Sims, Brian Bianchi and William Georgas. Pursuant to the terms of the plans, to the extent these executive officers resigned prior to a change of control involving Crossroads (i) they will receive a cash payment equal to one month of salary for each quarter of service they have provided to us, up to a maximum of twelve months salary and (ii) the vesting all options held by such executive officer will accelerate by a period of one year.

Severance agreements. In November 2003, we entered into an agreement with our Chairman of the Board and former President and Chief Executive Officer, Brian R. Smith, regarding his resignation. We agreed to pay Mr. Smith $250,000, to accelerate the vesting of 200,000 options to purchase common stock and bonus shares of common stock held by Mr. Smith, and to extend the time period in which Mr. Smith may exercise these options and other vested options until six months following such time as Mr. Smith no longer serves on our Board of Directors. In exchange for this, Mr. Smith agreed to release us from any and all claims he may make against us.

In August 2004, we entered into an agreement with our former Vice President and Chief Financial Officer, Andrea Wenholz, regarding her resignation. We agreed to pay Ms. Wenholz an aggregate of $180,000 and to accelerate the vesting of 69,507 options to purchase common stock and bonus shares of common stock held by Ms. Wenholz. In exchange for this, Ms. Wenholz agreed to release us from any and all claims she may make against us.

AUDIT COMMITTEE REPORT

The Audit Committee reports as follows with respect to the audit of our fiscal 2004 audited consolidated financial statements.

Management is responsible for the company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The company’s independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee reviewed non-audit services provided by the independent auditors for the last fiscal year, and determined that those services are not incompatible with maintaining the auditors’ independence.

Based upon Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the company’s Annual Report on Form 10-K for the year ended October 31, 2004 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

William R. Mansfield (Chairman)

Richard D. Eyestone

David L. Riegel

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

The following table provides certain summary information concerning the compensation earned, by our Chief Executive Officer, the three other most highly compensated executive officers whose salary and bonus for fiscal 2004 was in excess of $100,000, for services rendered in all capacities to the company and our subsidiaries for the fiscal years ended October 31, 2002, 2003 and 2004. Andrea Wenholz and Robert Griswold are included in the table because they would have been among the four most highly compensated executive officers of the Company on the last day of fiscal 2004 had they not resigned earlier in the fiscal year. No other executive officer who would have otherwise been includible in such table on the basis of salary and bonus earned for fiscal 2004 has been excluded by reason of his or her termination of employment or change in executive status during that year.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Annual Compensation			Long-Term Compensation Awards			All Other Compensation ($)
		Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)		Securities Underlying Options (#)
Robert C. Sims (1) President and Chief Executive Officer	2004 2003 2002	256,251 199,558 167,384	15,775 1,500 300	— — —	— 88,000 74,800	(2) (3)	— 225,000 124,000	— — 1,400	(4)

Brian Bianchi Vice President of Engineering Development	2004 2003 2002	160,000 130,808 122,664	7,000 28,031 2,500	— — —	— 41,109 41,111	(5) (6)	— — —	— — —

Robert Griswold Former Vice President of Information and Technology	2004 2003 2002	74,629 — —	1,500 — —	38,750 — —	— — —		— — —	— — —

Andrea Wenholz Former Vice President, Chief Financial Officer, Secretary and Treasurer	2004 2003 2002	174,674 120,141 —	— — —	— — —	— 114,240 —	(7)	— 155,000 —	— — —

(1)	Mr. Sims was named our Chief Operating Officer in May 2002 and our President and Chief Executive Officer in September 2003.
(2)	Value of stock bonus award is based on the closing price of our common stock on November 1, 2002, the date of grant. Represents share right award of 160,000 shares of common stock granted to Mr. Sims. Mr. Sims received these shares as they vested over a period of 25 months. On October 31, 2003, the value of the share right award was $484,800.
(3)	Value of stock bonus award is based on the closing price of our common stock on November 1, 2001, the date of grant. Represents share right award of 24,129 shares of common stock granted to Mr. Sims. Mr. Sims received these shares as they vested over a period of 25 months. On October 31, 2002, the value of the share right award was $12,305.
(4)	Represents amounts we paid in connection with professional services related to year-end tax planning and tax return preparation.

(5)	Value of stock bonus award is based on the closing price of our common stock on November 1, 2002, the date of grant. Represents share right award of 74,747 shares of common stock granted to Mr. Bianchi. Mr. Bianchi received these shares as they vested over a period of 25 months; however. On October 31, 2003, the value of the share right award was $231,715.
(6)	Value of stock bonus award is based on the closing price of our common stock on November 1, 2001, the date of grant. Represents share right award of 13,261 shares of common stock granted to Mr. Bianchi. Mr. Bianchi received these shares as they vested over a period of 25 months. On October 31, 2002, the value of the share right award was $6,763.
(7)	Value of stock bonus award is based on the closing price of our common stock on January 6, 2003, the date of grant. Represents share right award of 112,000 shares of common stock granted to Ms. Wenholz. Ms. Wenholz received these shares as they vested over a period of 23 months. On October 31, 2003, the value of the share right award was $339,360.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table provides information concerning individual grants of stock options made during fiscal 2004 to each of our executive officers named in the Summary Compensation Table. We have never granted any stock appreciation rights. Unless otherwise indicated, the exercise prices represent the fair market value of the common stock on the grant date.

The amounts shown as potential realizable value represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These amounts represent certain assumed rates of appreciation in the value of our common stock. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future price of our common stock. The potential realizable value is calculated based on the ten year term of the option at its time of grant. It is calculated based on the assumption that the our common stock appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. Actual gains, if any, on stock option exercises depend on the future performance of our common stock. The amounts reflected in the table may not necessarily be achieved.

We granted these options under our 1999 Stock Incentive Plan. Each option has a maximum term of ten years, subject to earlier termination if the optionee’s services are terminated. The percentage of total options granted to our employees in the last fiscal year is based on options to purchase an aggregate of 1,460,610 shares of common stock granted during fiscal 2004. The following table sets forth information concerning the individual grants of stock options to each of our named executive officers in fiscal 2004.

OPTION/SAR GRANTS IN FISCAL 2004

	Individual Grants
Name	Number of Securities Underlying Option/SARs Granted (#)(1)	Percent of Total Options/SARs Granted to Employees in Fiscal 2004(%)	Exercise of Base Price ($/Sh)(2)	Expiration Date	Potential Realizable Value of Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%($)	10%($)
Robert C. Sims	250,000	17.1	1.33	10/18/2014	209,108	529,920
Brian Bianchi	50,000	3.4	2.66	02/01/2014	83,643	211,968
	44,000	3.0	1.39	09/28/2014	38,464	97,474
Andrea Wenholz	50,000	3.4	2.66	02/03/2014	83,643	211,968
Robert Griswold	—	—	—	—	—	—

(1)	Unless otherwise noted, options vest over a four-year period. Each option expires on the earlier of ten years from the date of grant or within a specified period following termination of the optionee’s employment with us.
(2)	The exercise price may be paid in cash or shares of our common stock valued at fair market value on the exercise date. Alternatively, the option may be exercised through a cashless exercise procedure. Outstanding options will become exercisable on an accelerated basis if we are acquired and (i) such options are not assumed or (ii) upon termination under certain circumstances within 12 months following an acquisition, or pursuant to the terms of the Severance Benefit Plans we have in place with Mr. Sims and Mr. Bianchi, which are more fully described above in “Certain Transactions.”

Aggregated Option Exercises and Fiscal Year-End Option Values

The following table provides information about stock options exercised in fiscal 2004 and options held as of October 31, 2004 by each of our executive officers named in the Summary Compensation Table. No stock appreciation rights were exercised during fiscal 2004 and none were outstanding at October 31, 2004. Actual gains on exercise, if any, will depend on the value of our common stock on the date on which the shares are sold.

FISCAL 2004 OPTION VALUES

Name	Shares Acquired On Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options At October 31, 2004 (#)		Value of Unexercised In-the-money Options At October 31, 2004 ($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert C. Sims	—	—	314,936	403,438	10,066	16,469
Brian Bianchi	—	—	108,629	115,747	0	0
Andrea Wenholz	—	—	96,875	108,125	27,563	0
Robert Griswold	—	—	—	—	—	—

(1)	The value realized of shares acquired on exercise was determined by subtracting the exercise price from the fair market value of the common stock on the exercise date multiplied by the number of shares acquired on exercise.
(2)	Value is determined by subtracting the exercise price from the fair market value of our common stock at October 29, 2004 ($1.37 per share based upon the closing sale price of our common stock on the Nasdaq National Market on such date) and multiplying by the number of shares underlying the options.

Employment Contracts, Termination of Employment and Change in Control Arrangements

Other than the agreements with Mr. Sims, Mr. Bianchi and Mr. Georgas described in “Certain Transactions” above, we do not have any employment or change of control agreements with any of the executive officers named in the Summary Compensation Table.

Our 1999 Stock Incentive Plan, which governs the options granted to the named executive officers, includes the following change in control provisions which may result in the accelerated vesting of outstanding option grants and stock issuances:

•	In the event that we are acquired by merger or asset sale or board-approved sale by the stockholders of more than 50% of our outstanding voting stock, each outstanding option under the discretionary option grant program which is not to be assumed or replaced by the successor corporation or otherwise continued in effect will immediately become exercisable for all the option shares, and all outstanding unvested shares will immediately vest, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect.

•	The Compensation Committee will have complete discretion to grant one or more options that will become exercisable for all the option shares in the event those options are assumed in the acquisition and the optionee’s service with us or the acquiring entity is subsequently involuntarily terminated. The vesting of any outstanding shares under our 1999 plan may be accelerated upon similar terms and conditions.

•	The Compensation Committee may grant options and structure repurchase rights so that the shares subject to those options or repurchase rights will immediately vest in connection with a hostile take-over effected through a successful tender offer for more than 50% of our outstanding voting stock or a change in the majority of our board through one or more contested elections. Such accelerated vesting may occur either at the time of such transaction or upon the subsequent termination of the optionee’s services.

•	The options currently outstanding under our 1996 Stock Option/Stock Issuance Plan, which was succeeded by the 1999 plan, will immediately vest in the event we are acquired by merger or asset sale, unless those options are assumed by the acquiring entity or our repurchase rights with respect to any unvested shares subject to those options are assigned to such entity. If the options are so assumed by the acquiring entity and our repurchase rights are so assigned to such entity, then no accelerated vesting will occur at the time of the acquisition but the options will accelerate and vest in full upon an involuntary termination of the optionee’s employment within 18 months following the acquisition.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee. Our Compensation Committee currently consists of Messrs. Eyestone and Mansfield, neither of whom currently serves or has previously served as an officer or employee of Crossroads.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of Crossroads, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee also has the sole and exclusive authority to make discretionary option grants to the company’s executive officers under our 1999 Stock Incentive Plan.

The Compensation Committee believes that the compensation programs for the company’s executive officers should reflect our performance and the value created for our stockholders. In addition, the compensation programs should support our short-term and long-term strategic goals and values and should reward individual contribution to our success. We are engaged in a very competitive industry, and our success depends upon its ability to attract and retain qualified executives through the competitive compensation packages we offer to such individuals.

General Compensation Policy. The Compensation Committee’s policy is to provide our executive officers with compensation opportunities which are based upon their personal performance, our financial performance and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. Each executive officer’s compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance, (ii) annual variable performance awards payable in stock with the issuance period tied to our achievement of annual financial performance goals as well as individual contributions to these goals and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between our executive officers and our stockholders. As an officer’s level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon our financial performance and stock price appreciation rather than base salary. In fiscal 2004, the annual variable performance award (item (ii) above) will be payable in cash with the issuance period tied to our achievement of annual financial performance goals, as well as individual contributions to these goals.

Factors. The principal factors that were taken into account in establishing each executive officer’s compensation package for fiscal 2004 are described below. However, the Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

Base Salary. In setting base salaries, the Compensation Committee reviewed published compensation survey data for our industry. The base salary for each officer reflects the salary levels for comparable positions in published surveys, as well as the individual’s personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in the sole discretion of the Compensation Committee. Each executive officer’s base salary is adjusted each year on the basis of (i) the Compensation Committee’s evaluation of the officer’s personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. Crossroads’ performance and profitability may also be a factor in determining the base salaries of executive officers. For fiscal 2004, the base salary of the company’s executive officers ranged from the 10th percentile to the 50th percentile of the base salary levels in effect for comparable positions in the surveyed compensation data.

Stock Bonus Incentive Program. Crossroads did not grant any stock bonus awards during fiscal 2004.

Annual Incentives. In setting bonus amounts to executive officers, the Compensation Committee looks to external market data to assemble competitive variable compensation levels in competitive companies and markets. Based on the foregoing factors and the company’s performance for fiscal year 2004, stock bonuses were awarded to the executive officers named in the Summary Compensation Table.

Long-Term Incentives. Generally, stock option grants are made annually by the Compensation Committee to each of our executive officers. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage Crossroads from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of our common stock at a fixed price per share (typically, the market price on the grant date) over a specified period of time (up to ten years). Each option becomes exercisable in a series of installments over a specified period, contingent upon the officer’s continued employment with Crossroads. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by us during the vesting period, and then only if the market price of the shares appreciates over the option term.

The size of the option grant to each executive officer is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with us, the individual’s personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

CEO Compensation. In setting the total compensation payable to Robert C. Sims, our Chief Executive Officer, in fiscal 2004, the Compensation Committee has taken into consideration our CEO’s prior accomplishments and strategic leadership in our industry and also sought to make that compensation competitive with the compensation paid to the chief executive officers of comparable companies. Additionally, the Compensation Committee looked to our performance and stock price appreciation for a significant percentage of our CEO’s total compensation.

Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Our 1999 Stock Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Cash and other non-performance based compensation paid to our executive officers for fiscal 2004 did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to our executive officers will exceed that limit. Because it is unlikely that the cash compensation payable to any of our executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to our executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align our performance and the interests of our stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

Submitted by the Compensation Committee of the Board of Directors:

Richard D. Eyestone (Chairman)

William Mansfield

Stock	Performance Graph

The graph depicted below shows a comparison of cumulative total stockholder returns for an investment in our common stock, The NASDAQ Stock Market Index and the NASDAQ Computer Manufacturer Index.

(1)	The graph covers the period from October 29, 1999, the last trading day before our 2000 fiscal year, to October 29, 2004, the last trading day of our 2004 fiscal year.
(2)	The graph assumes that $100 was invested in our common stock on October 29, 1999 and in each index, and that all dividends were reinvested. No cash dividends have been declared on our common stock.
(3)	Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

NO INCORPORATION BY REFERENCE OF CERTAIN PORTIONS OF THIS PROXY STATEMENT

Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those statutes, neither the preceding Stock Performance Graph, the audit committee report nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by us under those statutes.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report to Stockholders for the year ended October 31, 2004, without exhibits, has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

Crossroads will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the year ended October 31, 2004 and any particular exhibit specifically requested. Requests should be sent to: Crossroads Systems, Inc., 8300 N. MoPac Expressway, Austin, Texas 78759, Attn: Investor Relations. The Annual Report on Form 10-K is also available at http://www.Crossroads.com.

THE BOARD OF DIRECTORS OF CROSSROADS SYSTEMS, INC.

Dated: March 8, 2005

CROSSROADS SYSTEMS, INC. 8300 N. MOPAC EXPRESSWAY AUSTIN, TEXAS 78759	VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return to Crossroads Systems, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

CRSRD1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CROSSROADS SYSTEMS, INC.

1.	TO ELECT THE FOLLOWING NOMINEE AS DIRECTOR:

	Class I Director to serve for a three-year term ending at the 2008 annual meeting of stockholders or until his successor is duly elected and qualified:	For	Withhold

	01) David L. Riegel	☐	☐

Vote On Proposal				For	Against	Abstain

2.	TO RATIFY THE APPOINTMENT OF HELIN, DONOVAN, TRUBEE & WILKINSON, LLP AS INDEPENDENT AUDITORS FOR CROSSROADS FOR THE FISCAL YEAR ENDING OCTOBER 31, 2005.			☐	☐	☐

3.	In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the Annual Meeting.

The Board of Directors recommends a vote FOR the director listed above and a vote FOR the listed proposal. This Proxy, when properly executed, will be voted as specified hereon. If no specification is made, this Proxy will be voted “FOR” the election of the director listed above and “FOR” the listed proposal.

IMPORTANT: Please sign as your name appears hereon. If shares are held jointly, all holders must sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

CROSSROADS SYSTEMS, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CROSSROADS SYSTEMS, INC.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders (the “Annual Meeting”) of Crossroads Systems, Inc., a Delaware corporation (“Crossroads”), and the related Proxy Statement dated March 4, 2005, and appoints Valerie Savage and Jennifer Ray, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Crossroads which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting to be held April 7, 2005 at our corporate headquarters at 8300 N. MoPac Expressway, Austin, Texas at 9:00 a.m. Central Standard Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present at the Annual Meeting. The shares represented by this Proxy shall be voted in the manner set forth hereon.

(continued and to be signed on the reverse)